EL PASO ELECTRIC COMPANY                                              EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                        THREE MONTHS ENDED SEPTEMBER 30,       NINE MONTHS ENDED SEPTEMBER 30,
                                                        -------------------------------       ---------------------------------
                                                            1999               1998               1999               1998
                                                        -------------     --------------      -------------     ---------------
NET INCOME APPLICABLE TO COMMON STOCK:
     Income before extraordinary item                    $     26,224      $      22,322       $     30,537      $       39,385
     Extraordinary loss on repurchases of debt,
         net of income tax benefit                             (2,068)               -               (3,251)                -
                                                        -------------     --------------      -------------     ---------------
         Net income applicable to common stock           $     24,156      $      22,322       $     27,286      $       39,385
                                                        =============     ==============      =============     ===============

BASIC EARNINGS PER COMMON SHARE:
     Weighted average number of common
         shares outstanding                                59,232,142         60,168,841         59,879,180          60,168,030
                                                        =============     ==============      =============     ===============

     Net income per common share:
         Income before extraordinary item                $      0.443      $       0.371       $      0.510      $        0.655
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                         (0.035)               -               (0.054)                -
                                                        -------------     --------------      -------------     ---------------
               Net income                                $      0.408      $       0.371       $      0.456      $        0.655
                                                        =============     ==============      =============     ===============

DILUTED EARNINGS PER COMMON SHARE:
     Weighted average number of common
         shares outstanding                                59,232,142         60,168,841         59,879,180          60,168,030
                                                        -------------     --------------      -------------     ---------------
     Effect of dilutive potential common stock
         options based on the treasury stock
         method using average market price:
             Quarter ended March 31                               -                  -                  -               262,998
             Quarter ended June 30                                -                  -              385,405             538,986
             Quarter ended September 30                       399,670            457,905            399,670             457,905
             Quarter ended December 31                            -                  -                  -                   -
     Effect of dilutive potential restricted
         common stock based on the treasury
         stock method using average market price:
             Quarter ended March 31                               -                  -                  -                14,496
             Quarter ended June 30                                -                  -               29,186              31,840
             Quarter ended September 30                        45,471             35,468             45,471              35,468
             Quarter ended December 31                            -                  -                  -                   -
                                                        -------------     --------------      -------------      --------------
                                                              445,141            493,373            859,732           1,341,693
             Divided by number of quarters                          1                  1                  3                   3
                                                        -------------     --------------      -------------      --------------
                 Net effect of dilutive potential
                    common stock                              445,141            493,373            286,577             447,231
                                                        -------------     --------------      -------------      --------------
     Weighted average number of common shares and
         dilutive potential common shares outstanding      59,677,283         60,662,214         60,165,757          60,615,261
                                                        =============     ==============      =============      ==============

     Net income per common share:
         Income before extraordinary item                $      0.439      $       0.368       $      0.508       $       0.650
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                         (0.034)               -               (0.054)                -
                                                        -------------     --------------      -------------     ---------------
             Net income                                  $      0.405      $       0.368       $      0.454      $        0.650
                                                        =============     ==============      =============     ===============

EL PASO ELECTRIC COMPANY                                              EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)

                                                            TWELVE MONTHS ENDED SEPTEMBER 30,
                                                      -----------------------------------------------
                                                             1999                      1998
                                                      ---------------------     ---------------------
NET INCOME APPLICABLE TO COMMON STOCK:
     Income before extraordinary items                   $      33,518             $      44,667
     Extraordinary gain on discharge of debt,
         net of income tax expense                               3,343                       -
     Extraordinary loss on repurchases of debt,
         net of income tax benefit                              (3,251)                      -
                                                      ---------------------     ---------------------
         Net income applicable to common stock           $      33,610             $      44,667
                                                      =====================     =====================

BASIC EARNINGS PER COMMON SHARE:
     Weighted average number of common
         shares outstanding                                 59,952,191                60,161,105
                                                      =====================     =====================

     Net income per common share:
         Income before extraordinary items               $       0.559             $       0.742
         Extraordinary gain on discharge of debt,
             net of income tax expense                           0.056                       -
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                          (0.054)                      -
                                                      ---------------------     ---------------------
               Net income                                $       0.561             $       0.742
                                                      =====================     =====================

DILUTED EARNINGS PER COMMON SHARE:
     Weighted average number of common
         shares outstanding                                 59,952,191                60,161,105
                                                      ---------------------     ---------------------
     Effect of dilutive potential common stock
         options based on the treasury
         stock method using average market price:
             Quarter ended March 31                                -                     262,998
             Quarter ended June 30                             385,405                   538,986
             Quarter ended September 30                        399,670                   457,905
             Quarter ended December 31                         479,130                   299,744
     Effect of dilutive potential restricted common
         stock based on the treasury stock
         method using average market price:
             Quarter ended March 31                                -                      14,496
             Quarter ended June 30                              29,186                    31,840
             Quarter ended September 30                         45,471                    35,468
             Quarter ended December 31                          39,433                    16,496
                                                      ---------------------     ---------------------
                                                             1,378,295                 1,657,933
             Divided by number of quarters                           4                         4
                                                      ---------------------     ---------------------
                 Net effect of dilutive potential
                     common stock                              344,574                   414,483
                                                      ---------------------     ---------------------
     Weighted average number of common shares and
         dilutive potential common shares outstanding       60,296,765                60,575,588
                                                      =====================     =====================

     Net income per common share:
         Income before extraordinary items               $       0.556             $       0.737
         Extraordinary gain on discharge of debt,
             net of income tax expense                           0.055                       -
         Extraordinary loss on repurchases of debt,
             net of income tax benefit                          (0.054)                      -
                                                       ---------------------     ---------------------
             Net income                                  $       0.557              $      0.737
                                                       =====================     =====================